Exhibit 4.21

Amendment 3 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional clauses in the above mentioned agreement and will be in effect from 6, July 2009 onwards.

1.	Terms to be added

i.	The following section is inserted in Appendix A:

“Sub-Project 1C: Laboratory testing to determine reduction in N-Oxide impurity below 3ppm using Acetone slurry procedure on IDT batch number-DA1020702.1

Prana have requested Dr. Reddy’s to investigate whether it is possible to reduce the levels of Quinoline N-Oxide intermediate to below 3ppm by using the acetone slurry procedure developed under sub-project 1B. This is with a view to purify the whole batch DA1020702.1 at a later stage should the need arise.

In addition to the process development and optimisation goals detailed in Sub-Project 1 as detailed out in the main agreement dated 26th Dec’08, Dr. Reddy’s will perform the following activities toward this amendment:

a)
Perform complete analysis on IDT batch sample received from Prana, using validated analytical methods already available with Dr Reddy’s for PBT2. (Including solid state NMR but excluding microbial testing and bacterial endotoxins)

b)
Undertake 3 X 5gm experiments to conclude on the acetone volume equivalence to input quantity of API, which is required to reduce N-Oxide content below 3ppm. The purpose of these experiments would be to analyze performance of acetone slurry in reducing N-Oxide content in PBT2 below 3ppm. The only testing to be performed on 3 slurried samples is for N-Oxide content using LC-MS

c)
Replicate slurry procedure with the optimum volume equivalence of acetone on minimum of l0gm API. From resulted lot of PBT2 API, approximately 5gm of the slurried compound would then be used for performing complete analysis (including solid state NMR but excluding microbial testing and bacterial endotoxins) so as to generate a Certificate of Analysis (COA) for the lot.

d)	Generate a report detailing experiments, results and conclusions drawn for Prana’s review and acceptance.

Dr.Reddy wi1l need a minimum of 50gms sample from IDT batch- DA 1020702.1 to perform the scope of work detailed under this amendment. Work will commence as soon as Prana has supplied the material.

ii.	The following section is inserted in Clause 3 under “Sub-Project Pricing”:

“Sub-Project 1C: Laboratory testing to determine reduction in N-Oxide impurity below 3ppm using Acetone slurry procedure on IDT batch number- DA1020702.1 -USD 10,500/-

The payment terms for this Sub-project shall be:

Sub-Project 1C: 100% (USD 10,500) after submission of final sub-project report.

All other terms and conditions of the original Agreement dated 26th Dec’08 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of	Signed for and on behalf of
Dr.Reddy’s Laboratories Limited	Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Caroline Head
V.P, CPS	CAROLINE HERD HEAD OF DEVELOPMENT

Witness Signature	Witness Signature
Witness Name: Ruturaj Kulkarni	Witness Name: ELISABETH GAUTIER Head of Discovery & Nonclinical Dvt. Manager

Amendment 4 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional clauses in the above mentioned agreement and will be in effect from 5 Sept, 2009 onwards. This amendment will supersede “Amendment 3 to the Agreement” dated 6th July 2009 in its entirety.

1.	Terms to be added

i.	The following section is inserted in Appendix A:

“Sub-Project 1C: Laboratory testing to determine reduction in N-Oxide impurity below 3ppm on batch sample from IDT batch number- DA1020702.1 through set of experiments proposed.”

Prana have requested Dr.Reddy’s to investigate whether it is possible to reduce the levels of Quinoline N-Oxide intermediate to below 3ppm by using the acetone slurry procedure developed under sub-project 1B. This is with a view to purify the whole batch DA1020702.1 at a later stage should the need arise. However after an initial set of experiments already performed under amendment 3 to the Agreement by Dr. Reddy’s, involving the use of different volumes of acetone it was concluded that simple acetone slurry has no effect on N-Oxide content. This conclusion therefore prompts additional experiments to find out suitable reaction condition for lowering N-Oxide content.

Dr Reddy’s proposes following set of experiments (listed in the order of priority). Those would be undertaken to determine the effect of different reaction conditions on N-Oxide content. Dr Reddy’s will perform initial three experiments (Experiment-1 to 3) in sequence to study effect of different reaction conditions. However if none of these experiments yield desired result, then Dr Reddy’s would undertake and complete remaining set of experiments (Experiments-4 to 6) to check lowering in N-Oxide levels in PBT2 in any of the respective reaction conditions.

Experiment-1:

Acetone washing at higher temperature will be tried to remove N-Oxide. As N-Oxide is soluble in acetone and PBT2 is insoluble in acetone, high temperature might help in increasing the solubility.

Experiment-2:

Recrystallisation using ethanol-water mixture, as per the method used for the production of the PBT2 laboratory assurance batches, will be tried to see the effect on N-Oxide levels.

Experiment-3:

N-Oxide solubility was checked in the past in different solvents and it was found that it is having good solubility in most of the organic solvents. Albeit high solubility in acetone, our initial experiments shown no effect in cleaning-up the IDT batch sample. Dr Reddy’s hypothesize this could be due to interaction of phenolic OH of N-Oxide and tertiary amine group of PBT2. Although the compound was isolated as hydrochloric acid salt there could be a possibility for this interaction to occur.

Hence one experiment could be planned by adjusting the pH to acidic 1-2 using hydrochloric acid in water toluene mixture. It might help to minimize the interaction of phenolic OH and amine, thereby lowering the levels of N-Oxide.

Experiement-4:

In current process developed by Dr Reddy’s, crude is isolated at 6-6.5 pH in water-toluene mixture. Same procedure will be followed on the IDT batch, to see the effect of pH on N-Oxide levels.

Experiment-5:

As N-Oxide can react with thionyl chloride, PBT2 which is having N-Oxide will be treated with little amount of thionyl chloride.

Experiment-6:

The compound can be treated with sodium borohydride under optimum reaction conditions to see the effect.

General Work Plan:

Each experiment will be performed on 2 g scale. Out-put material from each experiment will be analyzed for N-Oxide content using LC-MS. The experiment showing positive result would be then repeated to ensure N-Oxide levels below 3ppm. One batch on higher scale (5-10gm) will be undertaken in order to generate enough material that would be sufficient to perform additional ethanol-water re-crystallization (to ensure polymorphic purity) and complete analysis in the end of resulting API.

If any one of the above experiments yield desired result, then Dr Reddy’s will prepare a experimental report, which would become a future reference, should need arise to purify the complete IDT batch. The report will also include the experimental details, results and discussion of all experiments actually performed, including those performed under amendment 3 to the Agreement, in the course of this Sub-Project.

However, if none of the above six (6) experiments show improvements in bringing levels of N-Oxide below 3ppm then both Prana and Dr Reddy’s would discuss the way forward, while bringing logical closure to this scope of work in the form of a report detailing the experimental details, results and discussion of all experiments, including those performed under amendment 3 to the Agreement, undertaken in the course of this Sub-Project.

For the avoidance of doubt, any additional scope toward analytical method for identifying new impurities, solvents and/or heavy metals getting introduced by virtue of any one of the above experiments deemed useful in reducing the levels of N-Oxide in PBT2, will be treated as a separate Sub-Project and will be subject to a separate amendment to original Agreement dated 26th December 2008.

Schedule:
Approximately 1 month from the date of go-ahead from Prana.

Dr.Reddy’s has received 50gm sample from the IDT batch number-DA1020702.1 already. Work will commence as soon as Prana authorizes the scope.

ii.	The following section is inserted in Clause 3 under “Sub-Project Pricing”:

“Sub-Project 1C: Laboratory testing to determine reduction in N-Oxide impurity below 3ppm on batch sample from IDT batch number- DA1020702.1 -USD 10,500/-

The payment terms for this Sub-project shall be:

Sub-Project 1C:
80% (USD 8,400) once after all experiments detailed in Amendment 4 are complete and analytical results are shared with Prana

20% (USD 2,100) after submission of Sub-Project 1C report to Prana in an acceptable format.

All other terms and conditions of the original Agreement dated 26th Dec’08 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of Dr.Reddy’s Laboratories Limited	Signed for and on behalf of Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Ruturaj Kulkarni	Witness Name: Elisabeth Gautier

Amendment 5 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(hereinafter referred to as “Dr, Reddy’s”)

and

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional and amended clauses in the above mentioned agreement and will be in effect from 13Nov. 2009 onwards.

1.	Terms to be varied

i.	The following sentence in Clause 2 (as amended in the first amendment, dated 3rd February ‘09,1o the Agreement):

(b)
Dr. Reddy’s must receive written authority from Prana’s Head of Development or its Discovery and Non-Clinical Development Manager before commencing any Sub-Project. Subject to clause 3 (b) in relation to Sub-Project 1 A, without such authority for a given Sub-Project, Dr Reddy’s must not undertake and may not charge Prana its fee for the Sub-Project or any other amount. Following such written authorization by Prana for a given Sub-project, Prana. upon Dr. Reddy’s request, will also issue a Purchase Order for the materials to be manufactured in accordance with the given Sub-Project. If in relation to a given Sub-Project, Prana provides written authority to undertake the Sub-Project after the relevant commencement date specified in the Timetable, then the Parties will agree in writing in good faith on a new Timetable to replace the existing one.

is replaced in its entirety with the following sentence:

(b)
Dr. Reddy’s must receive written authority from Prana’s Head of Development or its Discovery and Non-Clinical Development Manager before commencing any Sub-Project. Subject to clause 3 (b) in relation to Sub-Project 1 A, without such authority for a given Sub-Project, Dr Reddy’s must not undertake and may not charge Prana its fee for the Sub-Project or any other amount. Distinct from such written authorization by Prana for a given Sub-project, Prana, upon Dr. Reddy’s request, will also issue a Purchase Order for the materials that may be manufactured in accordance with the given Sub-Project for the sole purpose of obtaining the requisite government or regulatory licenses to enable the performance of that Sub-project. For the avoidance of doubt, the issuance, by Prana, of a Purchase Order in relation to any Sub-Project shall not be construed as authorization for the commencement of that Sub-Project and as such Prana will have no liability to pay Dr. Reddy’s for the Sub-Project fees or any oilier amount. If in relation to a given Sub-Project, Prana provides written authority to undertake the Sub-Project after the relevant commencement date specified in the Timetable, then the Parties will agree in writing in good faith on a new Timetable to replace the existing one.

ii.	The following description of Sub-Project 2A in Clause 3, under Sub-Project Pricing;

Sub-Project 2A: Manufacture of 500gm scale-up batch - USD 93,000/-

is replaced in its entirety with (he following Sub-Project pricing description:

Sub-Project 2A: Manufacture of approximately 1Kg scale-up batch - USD 120,000/-

Sub-Project 2A:
●      50% of the value will be paid as an advance (USD 46,500/-) on authorization of the Sub-project subject to clause 2(b)
●      50% of the contract value will be paid after completion (USD 46,500/-)

is replaced in its entirety with the following Sub-Project pricing description:

Sub-Project 2A:

●      50% of the value will be paid as an advance (USD 60,000/-) on aulhorization of the Sub-project subject to clause 2(b)
●      50% of the contract value will be paid after completion (USD 60,000/-)

iii.	The following description of Sub-Projects 3 and 4 in Clause 3, under Sub-Project Pricing:
Sub-Project 3 & 4:
●     50% of the value will be paid as an advance (USD 42,500/-) on authorisation of the Sub-project subject to clause 2(b)
●     50% of the contract value will be paid after completion (USD 42,500/-)

is replaced in its entirely with the following Sub-Project pricing description:

Sub-Project 3:
●     50% of the value will be paid as an advance (USD 27,500/-) on authorisation of the Sub-project subject to clause 2(b)
●     50% of the contract value will be paid after completion (USD 27,500/-)

Sub-Project 4:
●     50% of the value will be paid as an advance (USD 15,000/-) on authorisation of the Sub-project subject to clause 2(b)
●     50% of the contract value will be paid after completion (USD 15,000/-)

iv. :	The following Clause, Clause 5 of Appendix A

5.	Sub-Project 2A: Manufacture of 500 gm Scale-up batch (also known as demonstration batch) using either optimized Route 2 or Route 3

The process that is developed following the activities conducted during execution of Sub-Project 1, Sub-Project 1A (if Project 1A gets executed) and Sub-Project 2, will be used to produce at least 500 gm of PBT2 API as a demonstration batch that will conform to the agreed specification of API as jointly agreed by and between Dr. Reddy’s and Prana and establish whether the selected process is scalable to the degree required to support at least a 110kg PBT2 GMP campaign, If the process is not shown to be scalable, as jointly agreed by Prana and Dr. Reddy’s, the process will, under the scope of this Sub-Project 2A, undergo further optimization to ensure scalability.

is replaced in its entirely as follows:

5.
Sub-Project 2A: Manufacture of PBT2 Scale-up batch (also known as demonstration batch) using either optimized Route 2 or Route 3 to a scale of approximately 1kg
The process that is developed following the activities conducted during execution of Sub-Projects 1. 1A (if Project 1A gets executed), 1B, 2 and 2B, will be used to produce approximately 1kg of PST2 API as a demonstration batch that will conform to the agreed specification of API as jointly agreed by and between Dr. Reddy’s and Prana and establish whether the selected process is scalable to the degree required to support at least a 110kg PBT2 GMP campaign. If the process is not shown to be scalable, as jointly agreed by Prana and Dr. Reddy’s, the process will, under the scope of this Sub-Project 2A, undergo further optimization to ensure scalability. A portion (approximately 500gm) of the demonstration batch may be utilised in the execution of Sub-Project 4 with the remaining material being a deliverable to Prana. Prana will authorize Dr. Reddy’s for shipping the remaining material deliverable within one month (30 Days) from the date of release of the scale-up batch.

v.	The following Clause, Clause 7 of Appendix A:
7.	Sub-Project 4: Manufacture of PBT2 Primary Reference Standard

Dr. Reddy’s will manufacture 100 gm of PBT2 of the highest purity for use as a primary reference standard. To obtain the highest possible purity. Dr. Reddy’s will use the appropriate methods of purification such as additional recrystallisations. In addition to the purification steps in the optimized process. The material will be fully characterised for use as a primary reference standard and conform to a specification appropriate for such a primary reference standard, as jointly agreed by and between Dr. Reddy’s and Prana.

is replaced in its entirely as follows:

7.	Sub-Project 4: Manufacture of PBT2 Primary Reference Standard

Dr. Reddy’s will manufacture and deliver to Prana atleast 100 gm of PBT2 of the highest purity for use as a primary reference standard. To obtain the highest possible purity, Dr. Reddy’s will use the appropriate methods of purification such as additional recrystallisations. In addition to the purification steps in the optimized process. The material will be fully characterised for use as a primary reference standard and conform to a specification appropriate for such a primary reference standard, as jointly agreed by and between Dr. Reddy’s and Prana. If in case, due to repeated recrystallization activity for achieving highest purity Dr. Reddy’s discovers change in Polymorphism, then any further process development to meet desired polymorph specification will be subject to a separate Sub-Project as jointly agreed by and between Dr. Reddy’s and Prana.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of Dr. Reddy’s Laboratories Limited	Signed for and on behalf of Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: DIANNE ANGUS

Witness Signature	Witness Signature
Witness Name: RUTURAJ KULKARNI	Witness Name: HOWARD JACOBS

Amendment 6 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional clauses in the above mentioned agreement and will be in effect front 22 December 2009 onwards.

Terms to be added are:-

i.	The following section is inserted in Appendix A:

Sub-Project 6A: Batch retest & release and subsequent stability testing on IDT batch number-DA 1020702.1.

Prana have requested Dr. Reddy’s to perform retesting & release and subsequent 1CH compliant stability testing on sample drawn from IDT batch number- DA 1020702.1. Prana will provide sufficient sample from the said batch to Dr Reddy’s free of cost. Before putting the sample on stability conditions, Dr Reddy’s will analyse and release the batch as per the mutually agreed specification, included as Appendix A to this amendment. The transferred, refined, verified and/or validated analytical methods as well as the newly developed and validated methods as established in Sub-Projects 2 and 2B will be used for the retesting, release and stability studies on batch DA 1020702.1. Dr Reddy’s will issue Certificate of Analysis to Prana once after retesting is complete. Subsequently Prana will authorize Dr Reddy’s to proceed with the stability study on the batch sample.

General Work Plan for this Sub-Project:

Batch retesting and release
Dr Reddy’s will perform the following testing as part of the batch retest and release:-
1.	Description
2.	Identification by HPLC/FT-IR
3.	Assay by HPLC
4.	Related substances by HPLC
5.	Water content by Karl Fischer

6.	Polymorphic form by SS-NMR
7.	Related substances by LC-MS and by GC.
8.	Particle size by laser diffraction

Note: Related substances testing, specifically for N-Oxide using LC-MS and GC would be performed by appropriately diluting the test samples, as required, to ensure sample concentrations fall within the validated range of the method in use.

At the completion of the retesting, Dr Reddy’s will issue a Certificate of Analysis for PBT2 batch DA 1020702.1 to Prana as the one document deliverable against this activity.

Stability testing time points and samples
Stability testing will be conducted according to the 1CH guideline “QlA (R2) Stability Testing of New Drug Substances and Products” and under a protocol, pre-approved by Prana, detailing the testing conditions and time points as summarised below:

Long Term (25°C/60%RH)
Time points	: 0, 1, 3, 6, 9, 12, 18, 24 & 36.
Number of samples	: 9

Accelerated (40°C /75%RH)
Time points	: (0), 1, 3 & 6
Number of samples	: 3

Dr Reddy’s will perform the following testing in the Stability Study:
1.	Description
2.	Identification by HPLC/FT-IR
3.	Assay by HPLC
4.	Related substances by HPLC
5.	Related substances by LC-MS and GC
6.	Water content by KF

Note:- Testing for ‘Related Substances’ involving LC-MS and GC method, would be perfomed on testing samples under each stability condition at the end of 1st, 2nd and 3rd year of stability.”

Dr. Reddy’s will provide interim reports after each stability time point and a final, Quality Assured, summary report at the completion of the stability study. If required for regulatory purposes, Prana may request, on a maximum of two other occasions, a Quality Assured interim summary report, on the interim data only, for submission to Regulatory authorities.

Interim reports and the final report at the end of 36 months stability would contain as a minimum a summary table in the form as attached Appendix B.

The Quality Assured final report and interim summary reports (as requested) would be identical in format and would contain as a minimum:
a)	An introduction section on the batch under stability and the reason for the stability study

b)	A summary of the stability study protocol including a table of the testing regime
c)	The summary table as used in the interim reports
d)	A summary, interpretation and discussion of the results obtained.
e)	A conclusion on the outcome of the stability trial.
f)	Authorization as compliant to the ICH guideline by Dr. Reddy’s QA department.

ii.	The following section is inserted in Clause 3 under “Sub-Project Pricing”:

Sub-Project 6A: Batch retest & release and subsequent stability testing on IDT batch number-DA1020702.1 -USD 25,000/-

iii.	The following section is inserted in Clause 3 under “The payment terms for each Sub-Project shall be:”:

Sub-Project 6A:

●	30% toward initial stability study set-up and TO testing COA release after receiving Prana’s authorization to proceed with the stability program (USD 7,500)
●	30% of the value will be paid on completion of 1st year stability and sharing of the stability chart in the format proposed in Appendix B (USD 7,500)
●	20% of the value will be paid on completion of 2nd year stability and sharing of the stability chart in the format proposed in Appendix B (USD 5,000)
●	20% of (he value will be paid after completion of 3rd year stability and sharing of the stability chart in the format proposed in Appendix B (USD 5,000)

In the event Prana decides not to proceed with the stability program after initial (TO) testing and release of IDT batch number DA 1020702.1, Prana has obligation to compensate Dr Reddy’s for only such initial testing efforts and the value for same is USD 3,000.

All other terms and conditions of the original Agreement dated 26th Dec’08 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of Dr. Reddy’s Laboratories Limited	Signed for and on behalf of Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Ruturaj Kulkarni	Witness Name: Graham Heery

Appendix A - Specification

Test	Method	Specification
Description	Visual Inspection	A while to light brown powder
Identification	FT-1R	The Infrared spectrum of the sample matches that of the reference standard
	HPLC	The retention time of the major peak in the sample chromatogram is within 0.2 minutes of the major peak in the standard chromatogram.
Polymorphic Form	SS-NMR	SS-NMR consistent with the crystal structure of PBT2 form 1.
Assay	HPLC	98.0%-102.0% on dried basis
Related Substances byHPLC	HPLC	A)	Specified Identified Impurity 1:<0.15%(w/w) Quinoline diol:< 0.15% (w/w) Quinoline diacetate: < 0.15% (w/w)
		B)	Specified Unidentified Impurity 5: < 0.1% Impurity 6: < 0.1% Impurity 7: < 0.1%
		C)	Major unspecified impurity <0.l%
		D)	Total impurities record result
Related Substances by LC-MS	LC-MS		Specified Identified Impurity 12: Not more than 0.004% (w/w) (40ppm) Impurity 13: Not more than 0.004% (w/w) (40ppm)
Related Substances by GC	GC		Specified Idenlified Imparity 14: Not more than 0.004% (w/w) (40 ppm)
Water Content	Karl Fischer Titration		NMT 0.5%
Residual solvents	GC	A)	Methanol -≤ 0.3%
		B)	Ethanol- ≤0.5
		C)	Heptanes-≤0.5%
		D)	Dioxane- ≤ 0.038%
Particle Size	Laser Diffraction		Record result

Appendix B - Summary Table

CUSTOM PHARMACEUTICAL SERVICES Address of respective unit	ISMS Class	: RESTRICTED
	ISMS Version	: 1.0
ANALYTICAL RESEARCH DEPARTMENT - STABILITY STUDY DATA
Type of study :	Storage conditions :
Product code/ name :	Primary packaging :
Batch no. :	Secondary packaging :
Duration :	Study initiated on :

Period
S.No.	Test	Specification	Initial	1M	2M	3M	6 M	12 M

1.
2.
3.
4.
5.
Date of analysis

Remark:

Prepared by :	Checked by :
Date:	Date:

Amendment 7 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional and amended clauses in the above mentioned agreement and will be in effect from 22 December 2009 onwards.

Terms to be varied
i.	The following clause 8 in Appendix A in the original Agreement:

“8.	Sub-Project 5: GMP manufacture:

(a)
Dr. Reddy’s will manufacture, using the process developed and optimized in Sub-Projects 1 and 1B, 40 kg of GMP PBT2 drug substance according to the applicable regulatory and statutory requirements of current Good Manufacturing Practices (GMP) (US 21 CFR parts 210 and 211 and ICH Q7) in one of the two scenarios:

Scenario 1	-	110Kg of GMP API
Scenario 2	-	40Kg of GMP APl

(b)
Prana will advise Dr. Reddy’s in advance of Sub-Project 5 initiation which scenario will be required. The batch purity of the resulting PBT2 drug substance will be at least 99.8% (on as dried basis) with no individual impurity greater than 0.1% and an impurity profile equivalent to, or belter than, that of the previous PBT2 GMP batch (DA1020702.1).

(c)
The batch specifications will meet those agreed upon by both parties prior to manufacture initiation and the transferred, refined and verified analytical methods as well as the newly developed methods As described in clause 4 of this appendix, will be used for the release of drug substance.

(d)	The batch polymorphic form will match that of PBT2 batch DA1020702.1.
(e)
Mother liquors, intermediates and crude samples from the GMP manufacture will be retained in the Dr. Reddy’s facilities for a period of up to 90 days after the completion of the Project. After which time Prana will have the option to either ship the materials to another site at cost to Prana, request further storage in the Dr. Reddy’s facilities at a cost to Prana agreed to by both parties or have these materials destroyed or disposed of by Dr. Reddy’s according to their regular procedures. If prior to 90 days Prana decides to engage Dr. Reddy’s for recovery development and/or impurity work using these materials, they will be retained at Dr. Reddy’s for those purposes.”

is replaced in its entirety with the following new clauses 8, 9 and 10:

“8. Sub-Project 5A: Procurement of Raw Materials to Support GMP Manufacture:

This Sub-Project is designed to facilitate the timely manufacture of PBT2, as per Sub-Project 5B, as a consequence of the rate critical step of procuring the KSM, chloroquinaldol, and the requisite government and/or regulatory licenses associated therewith. Dr. Reddy’s, upon authorisation of this Sub-Project 5A by Prana according to clause 2(b) (as amended in Amendment 5 dated 13 November ‘09, to the Agreement), will purchase all the quantities of KSM and the remaining raw materials required for the manufacture of 40Kg PBT2 API as described in Sub-Project 5B.

9. Sub-Project 5B: 40Kg GMP Manufacture:

a)
Dr. Reddy’s will manufacture, using the process developed and optimized in Sub-Projects 1 and 1B and scaled-up in Sub-Project 2A, 40 kg of GMP PBT2 drug substance according to the applicable regulatory and statutory requirements of current Good Manufacturing Practices (GMP) (US 21 CFR parts 210 and 211 and ICH Q7).

b)
Prana to give authorization to Dr. Reddy’s for initiating Sub-Project 5B soon after completion of Sub-Project 2A. For avoidance of any doubts, the Subproject(s) authorization by Prana and corresponding pricing methodology adopted by Dr Reddy’s will vary considering either of the following two scenarios preferred by Prana-

Scenario 1- Authorization of Sub-Project 5B only or authorization of Sub-Project 5B independent to Sub-Project 5C.
Scenario2- Authorization of both Sub-Project 5B and Sub-Project 5C at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier.
c)	Sub-Project 5B out-put will be mutually discussed and agreed on the basis of process yield achieved in Sub-Project 2A.
d)	The proposed manufacturing Timetable for Sub-Projects 2A, 5A, 5B and 5C, subject to clauses 2 (b) or 2 (d), is attached as Annexure 1 to this amendment.
e)
The batch purity of the resulting PBT2 drug substance will be at least 99.8% (on as dried basis) with no individual impurity greater than 0.1% and an impurity profile equivalent to, or better than, that of the previous PBT2 GMP batch (DA1020702.1).

f)
The batch specifications will meet those agreed upon by both parties prior to manufacture initiation and the transferred, refined and verified analytical methods as well as the newly developed methods resulting from Sub-Projects 2 and 2B, will be used for the release of drug substance.

g)	The batch polymorphic form will match that of PBT2 batch DA1020702.1.
h)
Mother liquors, intermediates and crude samples from the GMP manufacture will be retained in the Dr. Reddy’s facilities for a period of up to 90 days after the completion of the Project. After which time Prana will have the option to either ship the materials to another site at cost to Prana, request further storage in the Dr. Reddy’s facilities at a cost to Prana agreed to by both parties or have these materials destroyed or disposed of by Dr. Reddy’s according to their regular procedures. If prior to 90 days Prana decides to engage Dr. Reddy’s for recovery development and/or impurity work using these materials, they will be retained at Dr. Reddy’s for those purposes.

i)	Dr. Reddy’s will blend API out-put from all the batches undertaken during the campaign into a one single batch, which will be then release tested before dispatch.
j)
Prana to Authorize Dr. Reddy’s for shipping the campaign quantity with-in 30 days from the date of testing and release of the batch. In the event Prana delays such authorization beyond 30 days then Prana will pay Dr Reddy’s extra storage fee per month applicable and such fee will be communicated by Dr. Reddy’s to Prana before initial 30 days period expire.

10. Sub-Project 5C: Follow-up GMP Manufacture

a)
Dr. Reddy’s will manufacture 70Kg PBT2, using the process developed and optimized in Sub-Projects 1 and 1B and scaled-up in Sub-Project 2A and Sub-Project 5B (40Kg GMP manufacturing) and following all the applicable regulatory and statutory requirements of current Good Manufacturing Practices (GMP) (US 21 CFR parts 210 and 211 and ICH Q7), for the performance of Sub-Project 5C.

b)
Prana will authorize Sub-Project 5C either together with Sub-Project 5B or during later point in time as per the requirement. For avoidance of any doubts, the Subproject(s) authorization discussed in this amendment by Prana and corresponding pricing methodology adopted by Dr Reddy’s, will vary considering either of the following two scenarios preferred by Prana-

Scenario l- Authorization of Sub-Project 5C independently to Sub-Project 5B.
Scenario 2- Authorization of both Sub-Project 5C and Sub-Project 5B at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier.
c)
Sub-project 5C out-put will be mutually discussed and agreed on the basis of process yield achieved in Sub-Project 2A. If Sub-Project 5C authorization comes after completion of Sub-Project 5B, then the quantity for Sub-Project 5C will be decided considering yield achieved during execution of Sub-Project 5B.

d)	The proposed manufacturing Timetable for Sub-Projects 2A, 5A, 5B and 5C, subject to clauses 2 (b) or 2 (d), is attached as Annexure 1 to this amendment.
e)
The batch purity of the resulting PBT2 drug substance will be at least 99.8% (on as dried basis) with no individual impurity greater than 0.1% and an impurity profile equivalent to, or better than, that of the previous PBT2 GMP batch (DA1020702.1).

f)
The batch specifications will meet those agreed upon by both parlies prior to manufacture initiation and the transferred, refined and verified analytical methods as well as the newly developed methods resulting from Sub-Projects 2 and 2B, will be used for the release of drug substance.

g)	The batch polymorphic form will match that of PBT2 batch DA1020702.1.
h)
Mother liquors, intermediates and crude samples from the GMP manufacture will be retained in the Dr. Reddy’s facilities for a period of up to 90 days after the completion of the Project. After which time Prana will have the option to either ship the materials to another site at cost to Prana, request further storage in the Dr. Reddy’s facilities at a cost to Prana agreed to by both parties or have these materials destroyed or disposed of by Dr. Reddy’s according to their regular procedures. If prior to 90 days Prana decides to engage Dr. Reddy’s for recovery development and/or impurity work using these materials, they will be retained at Dr. Reddy’s for those purposes.

i)	Dr. Reddy’s will blend API out-put from all the batches undertaken during the campaign into a one single batch, which will be then release tested before the dispatch.
j)
Prana to authorize Dr. Reddy’s for shipping the campaign quantity with-in 30 days from the date of testing and release of the batch. In the event Prana delays such authorization beyond 30 days then Prana will pay Dr Reddy’s extra storage fee per month applicable and such fee will be communicated by Dr. Reddy’s to Prana before initial 30 days period expire”

ii.	The numbering for the following clause heading in Appendix A in the original Agreement:

“9. Sub-Project 6: Stability Study (48 months)”

is amended as follows:

“11. Sub-Project 6: Stability Study (48 months)”

iii.    The following description of Sub-Project pricing in clause 3:

“Sub-Project 5: cGMP manufacture:
Scenario 1	-	USD 1,027,000/-
Scenario 2	-	USD 540,000/-”

is replaced in its entirety with following description of the pricing of the new Sub-Projects:

“Sub-Project 5A: Procurement of Raw Materials to Support GMP Manufacture-     USD 150,000/-

Sub-Project 5B: 40Kg GMP Manufacture-

Scenario 1 (Authorization of Sub-Project 5B only or authorization of Sub-Project 5B independently to
Sub-Project 5C)	-	USD 400,000
OR
Scenario2 (Authorization of both Sub-Project 5B and Sub-Project 5C at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier) USD 360,000

Sub-Project 5C: Follow-up GMP manufacture -

Scenario 1 (Authorization of Sub-Project 5C independently to Sub-Project 5B)
    USD 765,000
OR
Scenario2 (Authorization of both Sub-Project 5C and Sub-Project 5B at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier) USD 735,000

iv.	The following description of Sub-Project payment terms in clause 3:

“Sub-Project 5:
●	40% of the value will be paid as an advance (USD 410,800/- OR USD 216,000/-) on authorisation of this Sub-project subject to clause 2(b)
●	20% of the value will be paid after sharing the Certificate of Analysis (USD 205,400/- OR USD 108,000/-)
●	40% of the value will be paid after material reaches the destination (USD 410,800/- OR USD 216,000/-)”

is replaced in its entirety with following descriptions of the payment terms of the new Sub-Projects:

“Sub-Project 5A:

●	100% of the value will be paid on initiation of the Sub-Project (USD 150,000/-)

Sub-Project 5B:

Scenario l (Authorization of Sub-Project 5B only or authorization of Sub-Project 5B independently to Sub-Project 5C)
●	50% of the value will be paid on initiation of the Sub-Project (USD 200,000/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 80,000/-)
●	30% of the value will be paid after material reaches the destination (USD 120,000/-)
OR
Scenario 2 (Authorization of both Sub-Project 5B and Sub-Project 5C at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier)
●	50% of the value will be paid on initiation of the Sub-Project (USD 180,000/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 72,000/-)
●	30% of the value will be paid after material reaches the destination (USD 108,000/-)

Sub-Project 5C:

Scenario l (Authorization of Sub-Project 5C independently to Sub-Project 5B)
●	50% of the value will be paid on initiation of the Sub-Project (USD 382,500/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 153,000/-)
●	30% of the value will be paid after material reaches the destination (USD 229,500/-)
OR
Scenario 2 (Authorization of both Sub-Project 5C and Sub-Project 5B at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier)
●	50% of the value will be paid on initiation of the Sub-Project (USD 367,500/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 147,000/-)
●	30% of the value will be paid after material reaches the destination (USD 220,500/-)”

All other terms and conditions of the original Agreement dated 26th Dec’08 remain unchanged. In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of Dr. Reddy’s Laboratories Limited	Signed for and on behalf of Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Ruturaj Kulkarni	Witness Name: Graham Heery

Annexure 1 - Timetable

Weeks
Activities: for 1Kg campaign non GMP
Sub-Project 2A
3 RM Procurement
4 Tech Transfer
5 GMP Document preparation and approval
6 RM analysis and release
7 stage 1 analysis and release
8 stage 2 analysis and release
9 stage 3 analysis and release
10 stage 4 analysis and release
11 stage 5 analysis and release
12 RC1 analysis and release
13 RC2 analysis and release
14 complete analysis
15 Shipment of 0.5 Kg
16 RC3 for reference standard in TGC
17 complete analysis
19 Shipment of reference standard
Larger campaign Authorization
Sub-Project 5A
2 tech transfer
3 GMP Document preparation and approval
Sub-Project 5B
1 RM analysis and release
2 stage 1 analysis and release
3 stage 2 analysis and release
5 stage 4 analysis and release
6 stage 5 analysis and release
7 RC1 analysis and release
8 RC2 analysis and release
9 complete analysis
10 Blending of 3 batches
11 complete analysis
12 Dispatch
Sub-Project 5C
1 RM order placement
2 RM receipt, analysis and release
3 stage 1 analysis and release
4 stage 2 analysis and release
5 stage 3 analysis and release
6 stage 4 analysis and release
7 stage 5 analysis and release
8 RC1 analysis and release
9 RC2 analysis and release
10 complete analysis
11 Blending of 4 batches
12 complete analysis
13 Full GMP Documentation
15 Dispatch
January-10
February-10
March-10
April-10
May-10
June-10
July-10
1 Kg campaign
110 Kg campaign
Critical activities
RM procurement

Amendment 8 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional clauses in the above mentioned agreement and will be in effect from 7th May 2010 onwards.

1.	Terms to be added

i.	The following section is inserted in Appendix A:

“Sub-Project 3A: PBT2 Recrystallization studies

Objective:
To check stability of desired polymorphic Form-1 of PBT2 API under stressed operational conditions employed during recrystallization & product drying.

General Work Plan:

Due to exploratory nature of the recrystallization studies, a well defined work plan is difficult to outline at this stage but the overall work flow is captured in the following Table-a. Recrystallization study experts from Dr Reddy’s would perform these activities and depending upon the initial observations during the study, there is a possibility where they could modify the work plan in order to meet the end objective.

Table-a

Sr.No.	Experiment Description	Purpose

1	Solubility studies in IPA, Water, IPA+Water. (On Pure API)
1.1	Solubility in IPA	To optimize the yield
1.2	Solubility in Water	and Crystallization procedure
1.3	Solubility in IPA+ Water(composition as per process 1:1)

2	Cooling profile at different intervals/rate. (On Crude API)
2.1	With 0.1 deg C/min	Need to confirm the impact of
2.2	with 0.25 deg C/min	cooling profile on the desired
2.3	With 0.5 deg C/min	polymorph and yield.
2.4	With 0.75 deg C/min
2.5	With 1.0 deg C/min

3	Impact of Hydrodynamics parameters study for polymorphic conversion with different P/V ratio (On Crude API)	To check the impact of hydrodynamics effect on polymorph and correlating the parameters to the plant operations

4	The filtration at high temperature studies. (On Crude API)
4.1	Filtration at 85 deg C	Impact of nucleation if takes place
4.2	Filtration at 70 deg C	during filtration

5	Stress study related to downstream Process like drying. (On Crude API)
5.1	Extended hours drying
5.2	At elevated temperature -10 deg C above the normal drying temp range	To study impact of drying conditions on polymorphism
5.3	Drying with humidity - at 50% RH and 60% RH for 10 hours
5.4	Drying with extra solvent/moisture

6	Identification of seeding point (on Crude API)	To check for onset of crystallization

7	Seeding experiments	Stability of desired polymorph From-1
7.1	Seeding with pure Form-1
7.2	Seeding with pure Form-2

Samples originating from above set of experiments, would be subjected to following analytical tests-

a)	HPLC purity

b)	LCMS, as required or requested by Prana to ensure quinoline N-oxide and quinoline chloride levels meet the required specification (<3ppm).

c)	SSNMR (for samples from experiment number 2, 3, 4, 5, 6 & 7)

d)
FT-IR on selected samples to investigate its possible use to differentiate polymorphs. Towards the end of the study, Dr Reddy’s will issue the “Recrystallization Study Report” to Prana capturing the experiments, critical observations, results and recommendations for future manufacturing campaign.

PBT2 API requirement for the Study

Crude Form	Approx. 310gm
Pure Form	Approx. 80gm

Required quantity of crude API will be drawn from the 2nd batch of the kilolab scale-up campaign (Sub-Project 2A). Whereas the pure API quantity will be drawn from the final output achieved towards the end of the same campaign.

Schedule:

ii.	Approximately 2 months from the date of go-ahead from Prana and availability of API quantities. Following payment terms to be inserted in the main agreement under Clause-3 for “Payment”

Sub-Project Pricing

Sub-Project 3A: PBT2 Recrystallization studies - USD 52,500

The Payment Terms for each of the Sub-Project shall be:

Sub-Project 3A:

●	50% of the value (USD 26,250) will be paid upon initiation of the Sub-Project
●	80% of the value (USD 42,000, includes advance already paid) will be paid once all the experiments and related results are shared with Prana.
●	Remaining 20% of the value ($10,500) will be paid upon acceptance of sub-project report by Prana.

All other terms and conditions of the original Agreement dated 26th Dec’08 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of Dr. Reddy’s Laboratories Limited	Signed for and on behalf of Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Ruturaj Kulkarni	Witness Name: Ann Quick

Amendment 9 to Agreement dated 26th Dec’08 signed by and between

Dr. Reddy’s Laboratories Limited
Bollaram Road, Miyapur,
Hyderabad 500 049
India
(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd
Level 2, 369 Royal Parade, Parkville Victoria, 3052
Australia
(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional and amended clauses in the above mentioned agreement (plus amendments) and will be in effect from 20 May 2010 onwards.

1.	Terms to be varied
i.	The following clause 2 of the Agreement:

“(i) Prana and Dr Reddy’s agree to enter into a quality agreement (on mutually agreed terms) in relation to the GMP manufacturing work in Sub-Project 5 prior to the commencement of that Sub-Project.”

is replaced in its entirety with following new clause 2(i)

“(i) Prana and Dr Reddy’s agree to enter into a quality agreement (on mutually agreed terms) in relation to the GMP manufacturing work in Sub-Projects 5A, and 5B, analytical methods in Sub-Project 2B and on-going stability studies Sub-Project 6 and 6A, prior to the commencement of Sub-Project 5B.”

ii.	The following clauses 8 & 9 in Appendix A of the Agreement, as amended in amendment 7:

“8. Sub-Project 5A: Procurement of Raw Materials to Support GMP Manufacture:

This Sub-Project is designed to facilitate the timely manufacture of PBT2, as per Sub-Project 5B, as a consequence of the rate critical step of procuring the KSM, chloroquinaldol, and the requisite government and/or regulatory licenses associated therewith. Dr. Reddy’s, upon authorisation of this Sub-Project 5A by Prana according to Clause 2(b) (as amended in Amendment 5 dated 13 November ‘09, to the Agreement), will purchase all the quantities of KSM and the remaining raw materials required for the manufacture of 40Kg PBT2 API as described in Sub-Project 5B.

9. Sub-Project 5B: 40Kg GMP Manufacture:

a)
Dr. Reddy’s will manufacture, using the process developed and optimized in Sub-Projects 1 and 1B and scaled-up in Sub-Project 2A, 40 kg of GMP PBT2 drug substance according to the applicable regulatory and statutory requirements of current Good Manufacturing Practices (GMP) (US 21 CFR parts 210 and 211 and ICH Q7).

b)
Prana to give authorization to Dr. Reddy’s for initiating Sub-Project 5B soon after completion of Sub-Project 2A. For avoidance of any doubts, the Subproject(s) authorization by Prana and corresponding pricing methodology adopted by Dr Reddy’s will vary considering either of the following two scenarios preferred by Prana-

Scenario l- Authorization of Sub-Project 5B only or authorization of Sub-Project 5B independent to Sub-Project 5C.
Scenario 2- Authorization of both Sub-Project 5B and Sub-Project 5C at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier.
c)	Sub-Project 5B out-put will be mutually discussed and agreed on the basis of process yield achieved in Sub-Project 2A.
d)	The proposed manufacturing Timetable for Sub-Projects 2A, 5A, 5B and 5C, subject to clauses 2 (b) or 2 (d), is attached as Annexure 1 to this amendment.
e)
The batch purity of the resulting PBT2 drug substance will be at least 99.8% (on as dried basis) with no individual impurity greater than 0.1% and an impurity profile equivalent to, or better than, that of the previous PBT2 GMP batch (DA1020702.1).

f)
The batch specifications will meet those agreed upon by both parties prior to manufacture initiation and the transferred, refined and verified analytical methods as well as the newly developed methods resulting from Sub-Projects 2 and 2B, will be used for the release of drug substance.

g)	The batch polymorphic form will match that of PBT2 batch DA1020702.1.
h)
Mother liquors, intermediates and crude samples from the GMP manufacture will be retained in the Dr. Reddy’s facilities for a period of up to 90 days after the completion of the Project. After which time Prana will have the option to either ship the materials to another site at cost to Prana, request further storage in the Dr. Reddy’s facilities at a cost to Prana agreed to by both parties or have these materials destroyed or disposed of by Dr. Reddy’s according to their regular procedures. If prior to 90 days Prana decides to engage Dr. Reddy’s for recovery development and/or impurity work using these materials, they will be retained at Dr. Reddy’s for those purposes.

i)	Dr. Reddy’s will blend API out-put from all the batches undertaken during the campaign into a one single batch, which will be then release tested before dispatch.
j)
Prana to Authorize Dr. Reddy’s for shipping the campaign quantity with-in 30 days from the date of testing and release of the batch. In the event Prana delays such authorization beyond 30 days then Prana will pay Dr Reddy’s extra storage fee per month applicable and such fee will be communicated by Dr. Reddy’s to Prana before initial 30 days period expire.”

is replaced in its entirety with following new clause 8 & 9

“8. Sub-Project 5A: Procurement of KSM to Support GMP Manufacture:

This Sub-Project is designed to facilitate the timely manufacture of PBT2, as per Sub-Project 5B, as a consequence of the rate critical step of procuring the KSM, chloroquinaldol, and the requisite government and/or regulatory licenses associated therewith. Dr. Reddy’s, upon authorisation of this Sub-Project 5A by Prana according to Clause 2(b) (as amended in Amendment 5 dated 13 November ‘09, to the Agreement), will purchase all the quantities of KSM required for the GMP Manufacture of the PBT2 as described in Sub-Project 5B.

9. Sub-Project 5B: GMP Manufacture
a)
Dr. Reddy’s will manufacture, using the process developed and optimized in Sub-Projects 1, 1B and as demonstrated in Pilot Plant during execution of Sub-Project 2A, approximately 50 kg of GMP PBT2 API according to the applicable regulatory and statutory requirements of current Good Manufacturing Practices (GMP) (US 21 CFR parts 210 and 211 and ICH Q7).

b)	Prana to give authorization to Dr. Reddy’s for initiating Sub-Project 5B soon after completion of Sub-Project 2A.
c)
Dr Reddy’s will take five (5) sub-batches to manufacture approximately 50 kg, with each sub-batch utilizing approximately 122 kgs of KSM. The Parties acknowledge that there is the possibility of yield variation during execution of the sub-batches which may negatively impact on the final out-put quantity. Any additional work aimed at increasing the API output quantity will be discussed in good faith between Dr Reddy’s and Prana to negotiate any additional cost implications for making-up the shortfall in the desired quantity against a separate Sub-Project. Any such Sub-Project will be subject to an amendment to this Agreement and reviewed and approved in writing by representatives from Prana and Dr. Reddy’s.

d)	Proposed manufacturing schedule for Sub-Project 5A and 5B is attached as Annexure 1 to this amendment.
e)
The batch purity of the resulting PBT2 API will be at least 99.8% (on as dried basis) with no individual impurity greater than 0.1% and an impurity profile equivalent to, or better than, that of the previous PBT2 GMP batch (DA1020702.1).

f)
The batch specifications will meet those included in Annexure 2 to this amendment. The transferred, refined and verified analytical methods as well as the newly developed methods resulting from Sub-Projects 2 and 2B, will be used for the release of API.

g)	The batch polymorphic form will match that of PBT2 batch DA1020702.1.
h)
Mother liquors, intermediates and crude samples from the GMP manufacture will be retained in the Dr. Reddy’s facilities for a period of up to 90 days after the completion of the Project. After which time Prana will have the option to either ship the materials to another site at cost to Prana, request further storage in the Dr. Reddy’s facilities at a cost to Prana agreed to by both parties or have these materials destroyed or disposed of by Dr. Reddy’s according to their regular procedures. If prior to 90 days Prana decides to engage Dr. Reddy’s against a separate work order and/or agreement amendment for API recovery development and/or impurity work using these materials, they will be retained at Dr. Reddy’s for those purposes until expiry of 90 day time period. In the event the storage time extends beyond 90 days, then Prana agrees to pay Dr Reddy’s mutually agreed storage cost per month.

i)
Each sub-batch of API will be tested and released against the agreed specification. Dr. Reddy’s will blend API output either from all the batches or partially as per Prana’s preference. The blended batch(es) will be retested and released as per the agreed specification.

j)
Prana to Authorize Dr. Reddy’s for shipping the final out-put of API from this Sub-Project within 30 days from the date of release of the batch. In the event Prana delays such authorization beyond 30 days than Prana will pay Dr Reddy’s extra storage fee applicable and such fee will be communicated by Dr. Reddy’s to Prana before 30 days period expire. Further, in the event of Dr Reddy’s storing the campaign quantity beyond 30 days, the amount due from Prana as agreed in clause 3 under “Payment Term” for Sub-Project 5B, that is payable only upon delivery of the material to the requested destination, shall not be withheld beyond 30 days from the date of release of the material and will be paid in full by Prana within 30 days.

k)
Dr. Reddy’s, upon authorisation of this Sub-Project 5B by Prana, will purchase all the remaining raw materials to allow for the manufacture of a total of 50Kg PBT2 API, as described in this Sub-Project.”

iii.	The numbering for the following clause heading in Appendix A of the Agreement, as amended in amendment 7:

“11. Sub-Project 6: Stability Study (48 months)”

is amended as follows:

“10. Sub-Project 6: Stability Study (48 months)”

iv.	The following description of Sub-Project pricing in clause 3 of the Agreement as amended in amendment 7:

“Sub-Project 5A: Procurement of Raw Materials to Support GMP Manufacture-USD 150,000/-

Sub-Project 5B: 40Kg GMP Manufacture-

Scenario 1 (Authorization of Sub-Project 5B only or authorization of Sub-Project 5B independently to Sub-Project 5C) -USD 400,000
OR
Scenario 2 (Authorization of both Sub-Project 5B and Sub-Project 5C at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier) USD 360,000

Sub-Project 5C: Follow-up GMP manufacture -

Scenario l (Authorization of Sub-Project 5C independently to Sub-Project 5B) USD 765,000
OR
Scenario 2 (Authorization of both Sub-Project 5C and Sub-Project 5B at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier) USD 735,000”

is replaced in its entirety with following description of the pricing of the new Sub-Protects:

“Sub-Project 5A: Procurement of KSM to Support GMP Manufacture-USD 150,000/-

Sub-Project 5B: GMP Manufacture -USD 572,000/-

v.	The following description of Sub-Project payment terms in clause 3 of the Agreement, as amended in amendment 7:

“Sub-Project 5A:

●	100% of the value will be paid on initiation of the Sub-Project (USD 150,000/-)

Sub-Project 5B:

Scenario l (Authorization of Sub-Project 5B only or authorization of Sub-Project 5B independently to Sub-Project 5C)
●	50% of the value will be paid on initiation of the Sub-Project (USD 200,000/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 80,000/-)
●	30% of the value will be paid after material reaches the destination (USD 120,000/-)
OR
Scenario 2 (Authorization of both Sub-Project 5B and Sub-Project 5C at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier)
●	50% of the value will be paid on initiation of the Sub-Project (USD 180,000/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 72,000/-)
●	30% of the value will be paid after material reaches the destination (USD 108,000/-)

Sub-Project 5C:

Scenario 1 (Authorization of Sub-Project 5C independently to Sub-Project 5B)
●	50% of the value will be paid on initiation of the Sub-Project (USD 382,500/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 153,000/-)
●	30% of the value will be paid after material reaches the destination (USD 229,500/-)
OR
Scenario2 (Authorization of both Sub-Project 5C and Sub-Project 5B at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier)
●	50% of the value will be paid on initiation of the Sub-Project (USD 367,500/-)
●	20% of the value will be paid after sharing of Certificate of Analysis (USD 147,000/-)
●	30% of the value will be paid after material reaches the destination (USD 220,500/-)”

is replaced in its entirety with following descriptions of the payment terms of the new Sub-Projects:

“Sub-Project 5A:

●	100% of the value will be paid upon execution of Sub-Project (USD 150,000)

Sub-Project SB:

●	50% of the value will be paid upon initiation of GMP manufacture (USD 286,000/-)
●	20% of the value will be paid upon completion of GMP manufacture (USD 114,400/-)
●	Remaining 30% of the value will be paid after the API reaches the destination or within 30 days if Prana engages Dr. Reddy’s to store the API beyond 30 days from its release (USD 171,600/-)”

2.	Terms to be Removed
i.	The following clause 10 in Appendix A of the Agreement as amended in Amendment 7 is removed in its entirety:

“10. Sub-Project 5C: Follow-up GMP Manufacture

a)
Dr. Reddy’s will manufacture 70Kg PBT2, using the process developed and optimized in Sub-Projects 1 and 1B and scaled-up in Sub-Project 2A and Sub-Project 5B (40Kg GMP manufacturing) and following all the applicable regulatory and statutory requirements of current Good Manufacturing Practices (GMP) (US 21 CFR parts 210 and 211 and ICH Q7), for the performance of Sub-Project 5C.

b)
Prana will authorize Sub-Project 5C either together with Sub-Project 5B or during later point in time as per the requirement. For avoidance of any doubts, the Subproject(s) authorization discussed in this amendment by Prana and corresponding pricing methodology adopted by Dr Reddy’s, will vary considering either of the following two scenarios preferred by Prana-
Scenario l- Authorization of Sub-Project 5C independently to Sub-Project 5B.
Scenario 2- Authorization of both Sub-Project 5C and Sub-Project 5B at the same time for the purpose of performing Sub-Project 5C immediately following Sub-Project 5B or earlier.

c)
Sub-project 5C out-put will be mutually discussed and agreed on the basis of process yield achieved in Sub-Project 2A. If Sub-Project 5C authorization comes after completion of Sub-Project 5B, then the quantity for Sub-Project 5C will be decided considering yield achieved during execution of Sub-Project 5B.

d)	The proposed manufacturing Timetable for Sub-Projects 2A, 5A, 5B and 5C, subject to clauses 2 (b) or 2 (d), is attached as Annexure 1 to this amendment.
e)
The batch purity of the resulting PBT2 drug substance will be at least 99.8% (on as dried basis) with no individual impurity greater than 0.1% and an impurity profile equivalent to, or better than, that of the previous PBT2 GMP batch (DA1020702.1).

f)
The batch specifications will meet those agreed upon by both parties prior to manufacture initiation and the transferred, refined and verified analytical methods as well as the newly developed methods resulting from Sub-Projects 2 and 2B, will be used for the release of drug substance.

g)	The batch polymorphic form will match that of PBT2 batch DA1020702.1.
h)
Mother liquors, intermediates and crude samples from the GMP manufacture will be retained in the Dr. Reddy’s facilities for a period of up to 90 days after the completion of the Project. After which time Prana will have the option to either ship the materials to another site at cost to Prana, request further storage in the Dr. Reddy’s facilities at a cost to Prana agreed to by both parties or have these materials destroyed or disposed of by Dr. Reddy’s according to their regular procedures. If prior to 90 days Prana decides to engage Dr. Reddy’s for recovery development and/or impurity work using these materials, they will be retained at Dr. Reddy’s for those purposes.

i)	Dr. Reddy’s will blend API out-put from all the batches undertaken during the campaign into a one single batch, which will be then release tested before the dispatch.
j)
Prana to authorize Dr. Reddy’s for shipping the campaign quantity with-in 30 days from the date of testing and release of the batch. In the event Prana delays such authorization beyond 30 days then Prana will pay Dr Reddy’s extra storage fee per month applicable and such fee will be communicated by Dr. Reddy’s to Prana before initial 30 days period expire”

All other terms and conditions of the original Agreement dated 26th Dec’08 remain unchanged. In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of Dr. Reddy’s Laboratories Limited	Signed for and on behalf of Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Ruturaj Kulkarni	Witness Name: Graham Heery

Annexure 1- Proposed manufacturing schedule

		Month 1 (Nov 08)				DEc-09				Jan-10					Feb-10				May-10
	Weeks:	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21
Activities: for 1Kg compaign non GMP

1	Availability of PO
2	Import license for Chlorquinaidol for 1 kg
3	RM Procurement
4	Tech Transfer
5	GMP Document preparation and approval
6	RM analysis and release
7	stage 1 analysis and release
8	stage 2 analysis and release
9	stage 3 analysis and release
10	stage 4 analysis and release
11	stage 5 analysis and release
12	RC1 analysis and release
13	RC2 analysis and release
14	complete analysis
15	Shipment of 0.5 Kg
16	RC3 for reference standard in TDC
17	complete analysis
I8	Availability of manufacturing license
19	Shipment of reference standard

		Nov-10				DEc-09				Jan-10					Feb-10				May-10
1	Availability of PO for 50 Kg PBT2
2	Clorquinaddol import license
3	RM procurement 50kg
4	tech transfer
5	GMP Document preparation and approval
6	RM analysis and release
7	Stage 1 analysis and release
8	Stage 2 analysis and release
9	Stage 3 analysis and release
10	stage 4 analysis and release
11	Stage 5 analysis and release
12	RC1 analysis and release
13	RC2 analysis and release
14	complete analysis
15	Blending of 5 batches
16	Complete analysis
17	Dispatch
31	Fun GMP Documentation
32	Manufacturing license

		Apr-10					May-10				Jun-10				Jul-10					Aug-10
	Weeks:	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39	40	41	42	43
Activities: for 1Kg campaign non GMP

1	Availability of PO
2	Import license for Chlorquinaidol for 2 kg
3	RM Procurement
4	Tech Transfer
5	GMP Document preparation and approval
6	RM analysis and release
7	stage 1 analysis and release
8	stage 2 analysis and release
9	stage 3 analysis and release
10	stage 4 analysis and release
11	stage 5 analysis and release
12	RC1 analysis and release
13	RC2 analysis and release
14	complete analysis
15	Shipment of 0.5 Kg
16	RC3 for reference standard in TDC
17	complete analysis
I8	Availability of manufacturing license
19	Shipment of reference standard

		Apr-10					May-10				Jun-10				Jul-10					Aug-10
1	Availability of PO for 50 Kg PBT2
2	Clorquinaddol import license
3	RM procurement 50kg
4	tech transfer
5	GMP Document preparation and approval
6	RM analysis and release
7	Stage 1 analysis and release
8	Stage 2 analysis and release
9	Stage 3 analysis and release
10	stage 4 analysis and release
11	Stage 5 analysis and release
12	RC1 analysis and release
13	RC2 analysis and release
14	complete analysis
15	Blending of 5 batches
16	Complete analysis
17	Dispatch
31	Fun GMP Documentation
32	Manufacturing license

		Sep-10					Oct-10				Nov-10				Dec-10
	Weeks:	44	45	46	47	48	49	50	51	52	53	54	55	56	57	58	59	60
Activities: for 1Kg campaign non GMP

1	Availability of PO
2	Import license for Chlorquinaidol for 2 kg
3	RM Procurement
4	tech Transfer
5	GMP Document preparation and approval
6	RM analysis and release
7	stage 1 analysis and release
8	stage 2 analysis and release
9	stage 3 analysis and release
10	stage 4 analysis and release
11	stage 5 analysis and release
12	RC1 analysis and release
13	RC2 analysis and release
14	complete analysis
15	Shipment of 0.5 Kg
16	RC3 for reference standard in TDC
17	complete analysis
I8	Availability of manufacturing license
19	Shipment of reference standard

		Sep-10					Oct-10				Nov-10				Dec-10
1	Availability of PO for 50 Kg PBT2
2	Clorquinaddol import license
3	RM procurement 50kg
4	tech transfer
5	GMP Document preparation and approval
6	RM analysis and release
7	stage 1 analysis and release
8	stage 2 analysis and release
9	stage 3 analysis and release
10	stage 4 analysis and release
11	stage 5 analysis and release
12	RC1 analysis and release
13	RC2 analysis and release
14	complete analysis
15	Blending of 5 batches
16	complete analysis
17	Dispatch
31	Fun GMP Documentation
32	Manufacturing license

1kg campaign

50 kg campaign

Critical activities

RM Procurement

Annexure 2 - Batch Specifications for the GMP Manufacture

	Test	Method	Specification

1.	Description	Visual Inspection		A while to light brown powder
2.	Identification	I. FT-IR		The Infrared spectrum of the sample matches that of the reference standard
		II. HPLC		The retention time of the major peak in the sample chromatogram is within 0.2 minutes of the major peak in the standard chromatogram.
3.	Polymorphic Form	SS-NMR		SS-NMR consistent with the crystal structure of PBT2 form 1.
4.	Chloride Content	titration		Not less than 10.4 and not more than 12.7 % w/w
5.	Assay	HPLC		98.0%-102.0% on dried basis
6.	Related Substances by HPLC	HPLC	A)	Specified Identified DesmethyI-PBT2: Not more than 0.1% Quinoline diol: Not more than 0.1% Quinoline diacetate: Not more than 0.1%
			B)	Specified Unidentified RRT 1.15: Not more than 0.09% RRT 1.19: Not more than 0.09% RRT 1.45: Not more than 0.08%
			C)	Major unspecified impurity Not more than 0.09%
			D)	Total impurities Report result
7.	Related Substances by LC-MS	LC-MS		Specified Identified Quinoline N-oxide: Not more than 3 ppm Quinoline Chloride: Not more than 3 ppm
8.	Residue on Ignition	Gravimetric Analysis		Not more than 0.1%

TBD - To be determined

	Test	Method	Specification

9.	Water Content	Karl Fischer Titration		TBD (but should be NMT 0.5%)
10.	Microbial Limit	Microbial Test	A)	Total aerobic microbial count: Not more than 103 cfµ/g
			B)	Total yeast and mold count: Not more than 102 cfµ/g
			C)	E. coli: Absent/g
			D)	Bacterial endotoxin: Not more than 30 Eu/mg
11.	Bacterial endotoxin	Limulus Amebocyte Lysate (LAL) Test		Not more than 30 Eu/mg
12.	Heavy Metals	Titration		20ppm
13.	Tungsten content	ICP-OES		Not more than 250ppm
14.	Residual solvents1	GC	A)	Isopropyl alcohol: Not more than 5000 ppm
			B)	1,4 Dioxane: Not more than 380 ppm
			C)	Pyridine: Not more than 200 ppm
			D)	Toluene: Not more than 890 ppm
			E)	Acetone: Not more than 5000 ppm
			F)	Heptane: Not more than 5000 ppm
			G)	Ethanol: Not more than 5000 ppm
15.	Particle Size	TBD	D(0,l)> 3µm D(0,5)≤ 75µm D(0,9)≤ 275µm

1 If there is any change in solvents after process optimization and scale up, the list of residual solvents tested will be modified accordingly.
TBD – To be determined